UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 11, 2021, W. Heath Hawk, Managing Member of Ocean Capital LLC, emailed the following note to Liana Loyola, Secretary of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”) and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”).

“Ms. Loyola,

Please confirm that the below email will be forwarded to Fund IV and Fund V’s boards:

I wanted to follow-up on my previous note regarding a potential resolution with the boards of Fund IV and Fund V ahead of the Aug 26. meeting.

Ocean Capital remains open and willing to explore settlements that include mutually agreed upon reconstitutions of the funds’ respective boards. I sincerely hope that the directors will reconsider their decision to fight boardroom change instead of pursuing an agreement with one of their largest investors.

Please let me know if you see an opportunity to set up a principal-to-principal conversation – I can work around your schedule.

Best,

Heath”

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.:

Ocean Capital LLC, William Heath Hawk, José R. Izquierdo II and Roxana Cruz-Rivera (all of the foregoing, the “Fund IV Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used in connection with the solicitation of proxies from the shareholders of Fund IV. All shareholders of Fund IV are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund IV Participants filed with the SEC, as they contain important information, including additional information relating to the Fund IV Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund IV Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.:

Ocean Capital LLC, William Heath Hawk, José R. Izquierdo II, Roxana Cruz-Rivera and Brent D. Rosenthal (all of the foregoing, the “Fund V Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used in connection with the solicitation of proxies from the shareholders of Fund V. All shareholders of Fund V are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund V Participants filed with the SEC, as they contain important information, including additional information relating to the Fund V Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund V Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.